Exhibit 10.1

One Church Street

Suite 201

Rockville, MD 20850

301-315-0027

fax 301-315-0064

www.arganinc.com

August 16, 2022

To the Board of Directors of Argan, Inc.

I hereby elect to retire as Chairman of the Board of Directors of Argan, Inc. (“Argan”), as a member of the Boards of Directors of each of Argan’s subsidiaries and from each position as an officer of Argan and each of its subsidiaries, in each case effective as of the date hereof. Accordingly, my Employment Agreement is hereby terminated.

This election is being made upon the conditions that (i) I shall be entitled for a period of 36 months to the continuation of monthly payments and all benefits, as provided for in Section 4(a) and Section 5 of my Employment Agreement (in lieu of any fees for serving as a director), respectively, excluding sick and vacation time, (ii) I shall continue to use my current office in the Rockville headquarters of Argan for that period, and (iii) I shall be entitled to enter into any activities that may be deemed in competition with Argan, provided, however, that if I do enter into such competitive activities, I will immediately resign from the Board of Directors of Argan and will no longer be able to maintain an office at Argan.

/s/ Rainer Bosselmann
Rainer Bosselmann